As Filed With the Securities and Exchange Commission on March 7, 2003
                           1940 Act File No. 811-06702

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940                                  X


                               Amendment No. 15                                X


                         INTERNATIONAL EQUITY PORTFOLIO
                         ------------------------------
                      (formerly, Deutsche Asset Management)
               (Exact Name of Registrant as Specified in Charter)

                      One South Street, Baltimore, MD 21202
                      -------------------------------------
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)








Daniel O. Hirsch, Esq.                        Copies to: Burton M. Leibert, Esq.
One South Street                              Willkie, Farr & Gallagher LLP
Baltimore, Maryland  21202                    787 Seventh Ave
(Name and Address of Agent for Service)       New York, New York 10019

This Amendment is being filed solely for the purpose of adding an exhibit to Registrant's Registration Statement on Form N-1A (the "Registration Statement"). Parts A and B of this Amendment are incorporated by reference to Amendment No. 14 to the Registration Statement filed with the Commission on February 28, 2003 (SEC File No. 811-06702) ("Amendment No. 14"). Part C is incorporated by reference to Amendment No. 14, except that Item 23 is restated in its entirety as indicated herein.

                                     PART C

Responses to Items 23 (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS.

            (a)               Declaration of Trust of the Registrant; (2)

            (b)               By-Laws of the Registrant; (2)

            (c)               Not applicable;

            (d)      (i)      Form of Investment Advisory Agreement dated July 30, 2002 between the Registrant and Deutsche Asset Management, Inc. ("DeAM, Inc."); (5)

            (d)      (ii)     Form of Investment Sub-Advisory Agreement dated July 30, 2002 between the
                              Registrant, Deutsche Asset Management, Inc. and Deutsche Asset Management
                              Investment Services Limited; (5)

            (e)      (i)      Exclusive Placement Agent Agreement; (3)

                     (ii)     Exhibit A to Exclusive Placement Agent Agreement; (3)

                     (iii)    Exclusive Placement Agreement dated August 19, 2002; filed herewith

            (f)               Not applicable;

            (g)               Custodian Agreement between the Registrant and Bankers Trust; (3)

            (h)      (i)      Administration Agreement dated July 1, 2001 between the Registrant and Investment
                              Company Capital Corp. ("ICCC"); (4)

                     (ii)     Expense Limitation Agreement dated July 1, 2001, among Registrant, DeAM, Inc., BT
                              Investment Funds and ICCC; (4)

                     (iii)    Expense Limitation Agreement dated July 1, 2001, among Registrant, DeAM, Inc., BT
                              Institutional Funds and ICCC; (4)

            (l)               Investment representation letters of initial investors; (1)

            (m)               Not applicable;

            (n)               Financial Data Schedule - not applicable;

            (o)               Not applicable;

            (p)               Power of Attorney; (5).

------------------------

                                       3

1.       Previously filed on June 15, 1992.

2.       Incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed January 29, 1996.

3.       Incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed June 2, 1997.

4.       Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed February 28, 2002.

5.       Incorporated by reference to Registrant's Amendment No. 14 on Form N-1A filed February 28, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, INTERNATIONAL EQUITY PORTFOLIO, has duly caused this Amendment No. 15 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 7th day of March, 2003.

                                      INTERNATIONAL EQUITY PORTFOLIO

                                      By:      /s/ William F. Glavin, Jr.
                                               --------------------------
                                               William F. Glavin, Jr., President

SIGNATURE                                   TITLE                                        DATE
---------                                   -----                                        ----

/s/William F. Glavin, Jr.
--------------------------------------
William F. Glavin, Jr.                      President, Chief Executive Officer           March 7, 2003

/s/ Richard R. Burt
--------------------------------------
Richard R. Burt *                           Trustee                                      March 7, 2003

/s/ S. Leland Dill
--------------------------------------
S. Leland Dill *                            Trustee                                      March 7, 2003

/s/ Martin J. Gruber
--------------------------------------
Martin J. Gruber *                          Trustee                                      March 7, 2003

/s/ Richard J. Herring
--------------------------------------
Richard J. Herring *                        Trustee                                      March 7, 2003

/s/ Joseph R. Hardiman
--------------------------------------
Joseph R. Hardiman *                        Trustee                                      March 7, 2003

/s/ Graham E. Jones
--------------------------------------
Graham E. Jones *                           Trustee                                      March 7, 2003

/s/ Rebecca W. Rimel
--------------------------------------
Rebecca W. Rimel *                          Trustee                                      March 7, 2003

/s/ Philip Saunders, Jr.
--------------------------------------
Philip Saunders, Jr. *                      Trustee                                      March 7, 2003

/s/ William N. Searcy
--------------------------------------
William N. Searcy *                         Trustee                                      March 7, 2003

/s/ Robert H. Wadsworth
--------------------------------------
Robert H. Wadsworth *                       Trustee                                      March 7, 2003

/s /Richard T. Hale
--------------------------------------
Richard T. Hale *                           Trustee                                      March 7, 2003


                                       5

/s/ Charles A. Rizzo
--------------------------------------
Charles A. Rizzo                            Treasurer (Principal Financial and           March 7, 2003
                                            Accounting Officer)



                                              By:
                                                    /s/ Caroline Pearson
                                                    ----------------------------
                                                    Caroline Pearson **
                                                    Secretary

** Caroline Pearson signs this document pursuant to powers of attorney filed with Amendment No. 14 on February 28, 2003.



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